UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 16, 2007
HEARTLAND PAYMENT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51265	22-3755714
(State or other jurisdiction of incorporation or organization)	(Commission File No)	(I.R.S. Employer Identification Number)
90 Nassau Street, Princeton, New Jersey 08542
(Address of principal executive offices) (Zip Code)
(609) 683-3831
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-10.35: EMPLOYEE CONFIDENTIAL INFORMATION AND NONCOMPETITION AGREEMENT
EX-10.36: EMPLOYEE CONFIDENTIAL INFORMATION AND NONCOMPETITION AGREEMENT

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On March 16, 2007, Heartland Payment Systems, Inc., a Delaware corporation (the “Company”) entered into a new employee confidential information and noncompetition agreement with Robert H.B. Baldwin, Jr., the Chief Financial Officer of the Company (the “Revised Baldwin Agreement”), pursuant to which the employee confidential information and noncompetition agreement between the Company and Mr. Baldwin dated as of November 29, 2001, and as supplemented by Supplement No. I dated as of December 23, 2002, was terminated and replaced with the Revised Baldwin Agreement. The Revised Baldwin Agreement (i) deletes the severance payments which would have been provided to Mr. Baldwin under the terminated agreement in the event that (1)(a) a material adverse change in Mr. Baldwin’s duties or salary occurs within twenty-four months following a change in control of the Company, or (b) Robert O. Carr is no longer the Company’s Chief Executive Officer and there is a change in the Company’s place of business that is more than fifty miles away from its former principal offices at 47 Hulfish Street, Princeton, NJ, and (2) Mr. Baldwin elects within three months following such material adverse change or relocation to terminate his employment with the Company, and (ii) provides for the acceleration of the vesting of certain options to purchase common stock of the Company granted to Mr. Baldwin in the event his employment with the Company is terminated for any reason other than for cause on or before January 1, 2008. The Revised Baldwin Agreement, like the terminated agreement, also provides that if Mr. Baldwin is terminated by the Company other than for cause, or due to his death or disability, he will be entitled to receive severance pay in an amount equal to his base salary for a twelve-month period plus medical benefits for twelve months. In addition, if Mr. Baldwin is terminated other than for cause or due to his death, he will also be entitled to receive a pro rata portion of any bonus that would have been payable to him.
On March 16, 2007, the Company entered into a new employee confidential information and noncompetition agreement with Thomas Sheridan, the Chief Portfolio Officer of the Company (the “Revised Sheridan Agreement”), pursuant to which the employee confidential information and noncompetition agreement between the Company and Mr. Sheridan dated as of December 1, 2004 was terminated and replaced by the Revised Sheridan Agreement. The Revised Sheridan Agreement (i) deletes the severance payments which would have been provided to Mr. Sheridan under the terminated agreement in the event that (1)(a) a material adverse change in Mr. Sheridan’s duties or salary occurs within twenty-four months following a change in control of the Company, or (b) Robert O. Carr is no longer the Company’s Chief Executive Officer, and (2) Mr. Sheridan elects within three months following such material adverse change to terminate his employment with the Company, and (ii) provides for the acceleration of the vesting of options to purchase common stock of the Company granted to Mr. Sheridan in the event his employment with the Company is terminated for any reason other than for cause on or before January 1, 2008. The Revised Sheridan Agreement, like the terminated agreement, also provides that if Mr. Sheridan is terminated by the Company other than for cause or due to his death or disability, he will be entitled to receive severance pay in an amount equal to his base salary for a twelve-month period plus medical benefits for twelve months. In addition, if Mr. Sheridan is terminated other than for cause or due to his death, he will also be entitled to receive a pro rata portion of any bonus that would have been payable to him.
The Revised Baldwin Agreement and the Revised Sheridan Agreement are attached as exhibits to this Form 8-K.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit
Number	Description

10.35	Employee Confidential Information and Noncompetition Agreement entered into March 16, 2007 by and between Robert H.B. Baldwin, Jr. and Heartland Payment Systems, Inc.
10.36	Employee Confidential Information and Noncompetition Agreement entered into March 16, 2007 by and between Thomas M. Sheridan and Heartland Payment Systems, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 21, 2007
Heartland Payment Systems, Inc. (Registrant)

	By:	/s/ Charles Kallenbach
General Counsel, Chief Legal Officer and Secretary